EXHIBIT 11

                                whOOdoo.com, Inc.

                  SCHEDULE OF COMPUTATION OF NET LOSS PER SHARE

                                                    THREE MONTHS      APRIL 9, 1999     APRIL 9, 1999
                                                        ENDED              TO                TO
                                                    SEPTEMBER 30,       JUNE 30,        SEPTEMBER 30,
                                                        1999              1999              1999
                                                    ------------      ------------      ------------
                              BASIC
Net loss available to common stock holders          $ (1,780,951)     $   (117,985)       (1,898,936)
                                                    ============      ============      ============
Weighted-average number of shares
   outstanding during period                          17,081,189        11,414,108        14,349,645
                                                    ============      ============      ============
Basic net loss per share                            $      (0.10)     $      (0.01)            (0.13)
                                                    ============      ============      ============

                          DILUTED

Net loss available to common stock holders          $ (1,780,951)     $   (117,985)     $ (1,898,936)

Effect of assumed conversions                                 --                --                --
                                                    ------------      ------------      ------------
Net loss available to common stock holders, for
   diluted earnings per share                       $ (1,780,951)     $   (117,985)     $ (1,898,936)
                                                    ============      ============      ============
Weighted average number of shares outstanding
   during the period                                  17,081,189        11,414,108        14,349,645
                                                    ============      ============      ============
Diluted net loss per share                          $      (0.10)     $      (0.01)            (0.13)
                                                    ============      ============      ============
